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                                                           EXHIBIT 10.25.2

                          FORM OF SECOND AMENDMENT TO
         RYKOFF-SEXTON, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          Second Amendment dated as of the ____ day of June, 1997 (the "Amendment") to the Rykoff-Sexton, Inc. Supplemental Executive Retirement Plan For Robert J. Harter, Jr., effective October 1, 1995 and as heretofore amended (the "Plan"), established by Rykoff-Sexton, Inc., a Delaware corporation (the "Employer"), for the benefit of ___________________ (the "Employee").

                                   WITNESSETH:

          WHEREAS, the Employer has established the Plan for the benefit of the Employee, effective October 1, 1995;

          WHEREAS, the Plan was modified by a letter agreement dated May 9, 1997;

          WHEREAS, certain provisions of the Plan utilize the term "Change in Control," as defined in the Plan;

          WHEREAS, it has become necessary to revise the definition of "Change in Control" as used in the Plan;

          NOW, THEREFORE, the Employer and Employee agree to amend and modify the Plan as follows:

          1. Section 2.6 of the Plan is hereby amended and restated in its entirety as follows:

     "2.6 Change in Control. A "Change in Control" of the Company shall occur upon:

          (a) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the '34 Act) ("Person") (other than an Excluded Person (as hereinafter defined), the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company) becoming the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of 25% or more of combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Securities") of the Company, other than pursuant to a Business Combination (as hereinafter defined) that complies with clauses (I), (II), (III) and (IV) of subsection (c) of this Section 2.6; or

          (b) the occurrence within any twelve-month period during the term of the Agreement of a change in

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               the Board with the result that the Incumbent Members do not constitute a majority of the Board; or

          (c) consummation of (A) a reorganization, merger or consolidation of the Company or any subsidiary of the Company, or (B) a sale or other disposition of all or substantially all of the assets of the Company (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners of Voting Securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than two-thirds of the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Securities of the Company, (II) no Person (other than an Excluded Person, the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any subsidiary or such entity resulting from such Business Combination), beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of Voting Securities of the entity resulting from such Business Combination, (III) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Members of the Board at the time of the execution of the initial agreement and of the action of the Board providing for such Business Combination, and (IV) the Chief Executive Officer of the Company immediately prior to the commencement of discussions (the "Commencement Date") with the third party that results in the Business Combination remains the Chief Executive Officer of the Company and the entity resulting from such Business Combination (unless such Chief Executive Officer ceases to constitute such by reason of death, Disability (as defined in such Chief Executive Officer's Employment Agreement with the Company, as it may be amended and restated from time to time (the
               "Employment

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               Agreement")), termination for Cause (as defined in
               the Employment Agreement) or voluntary termination by such Chief Executive Officer under circumstances that are not treated as an involuntary termination under the Employment Agreement) during the period commencing on the Commencement Date and throughout the twelve-month period following the consummation of the Business Combination (any Change in Control that may arise from the failure to satisfy the condition specified in this clause (IV) to be effective as of the date the Chief Executive Officer ceases to constitute such); or

          (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (I), (II), (III) and (IV) of subsection (c) of this Section 2.6.

          "Excluded Person" shall mean (x) Merrill Lynch Capital Partners, Inc., Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P., Merrill Lynch Kecalp L.P. 1994, ML Offshore LBO Partnership No. B-XVIII, ML IBK Positions, Inc., MLCP Associates L.P. No. II, MLCP Associates L.P. No. IV, Merrill Lynch Kecalp L.P. 1991, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ML Offshore LBO Partnership No. XIII, ML Employees LBO Partnership No. I, L.P., Merrill Lynch Kecalp L.P. 1987, and Merchant Banking L.P. No. II (each, an "ML Entity" and collectively the "ML Entities"), if the ML Entities shall have executed a written agreement with the Company (and approved by the Company's Board of Directors) on or prior to the date on which the ML Entities (together with its Affiliates) became the beneficial owner of 25% or more of the shares of Voting Securities then outstanding (the "Standstill Agreement"), which Standstill Agreement imposes one or more limitations on the amount of the ML Entities' beneficial ownership of shares of Common Stock, and if, and so long as, such Standstill Agreement (or any amendment thereto approved by the Company's Board of Directors by the vote of a majority of the Present Directors) continues to be in effect and binding on the ML Entities and the ML Entities are in compliance (as determined by the Company's Board of Directors in its discretion by the vote of a majority of the Present Directors) with the terms of such Standstill Agreement (including any such amendment); or (y) any other Person acquiring Voting Securities from an ML Entity if (i) such Voting Securities were acquired by an ML Entity pursuant to the transactions contemplated by the Letter of Intent dated December 5, 1995 ("Letter of Intent") from the Company to US

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          Foodservice Inc. ("Excluded Shares") and (ii) if, prior to such acquisition by such other Person, a majority of the Present Directors has expressly determined in good faith that such acquisition is not a "Change in Control" for purposes of this Agreement ("ML Successor"); PROVIDED, HOWEVER, that a Change in Control shall occur if, prior to July 17, 1997, either (A) the Chief Executive Officer of the Company immediately prior to the execution of the Letter of Intent ceases to constitute the Chief Executive Officer of the Company (or any successor to the Company) ("CEO Termination") (unless such Chief Executive Officer ceases to constitute the Chief Executive Officer of the Company by reason of death, Disability (as defined in the Employment Agreement), termination for Cause (as defined in the Employment Agreement) or voluntary termination by such Chief Executive Officer under circumstances that are not treated as an involuntary termination under the Employment Agreement), or (B) the directors of the Company in office immediately prior to the execution of the Letter of Intent, together with any successors of such directors (provided that any such successors qualify as Present Directors), cease to constitute at least a majority of the Board ("Board Change"), such Change in Control to be effective as of the date of the CEO Termination or Board Change, as the case may be.

          "Present Director" shall mean a member of the Board who (1) is not designated as a member of the Board by any ML Entity or ML Successor,
          (2) does not otherwise have any agreement, arrangement or understanding with any ML Entity or ML Successor for the purpose of serving as a member of the Board, and (3) is not an Affiliate or an Associate (as hereinafter defined) of any ML Entity or ML Successor.

          "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 of the '34 Act.

          The Board shall have the power to determine, for purposes of this Agreement, on the basis of information known to the Board by a vote taken in good faith by a majority of Present Directors, (1) whether any Person is an Excluded Person, (2) the percentage of the Company's Voting Securities beneficially owned by an Excluded Person, and (3) any determination to be made pursuant to clause (x) of the definition of Excluded Person. Any such determination shall be conclusive and binding for all purposes of this Agreement."

          2. Except as specifically amended hereby, all provisions of the Plan shall remain in full force and effect and the Plan, as amended hereby, shall from and after the date of

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this Amendment be read as a single, integrated document incorporating the change effected hereby.

          IN WITNESS WHEREOF, this document is executed as of the date and year first above written.

                                   RYKOFF-SEXTON, INC.

                              By:
                                 --------------------------------------------
                                   Mark Van Stekelenburg
                                   Chief Executive Officer and
                                   Chairman of the Board

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